UNITED STATED

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MFS GROWTH FUND

MFS GROWTH SERIES

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MFS Growth Fund

April 2, 2025

IMPORTANT NOTIFICATION:

MFS® Growth Fund

MFS® Variable Insurance Trust - MFS® Growth Series

MFS® would like to provide an update regarding MFS Growth Fund and MFS Variable Insurance Trust - MFS Growth Series (“the Funds”). On April 4, 2025, MFS will be mailing a proxy statement to investors seeking their approval for a change in the classification of the Funds from “diversified” to “non-diversified.” We’re writing to ask for your help in encouraging your clients to vote the proxy. Shareholders can vote for the proposal, against the proposal or abstain from voting. Each vote is extremely important, and voting is quick and easy.

The Funds’ board of trustees recommends a vote FOR the proposal.

Enhance Flexibility to Manage Risk

MFS believes reclassifying the Funds as non-diversified is in the best interest of investors and will provide more flexibility to actively manage benchmark-relative risk among the largest names in the Funds and their index. MFS is advancing this proposal now because of the substantial rise in concentration in the market and the Funds over the past few years.

The investment philosophy and process of the Funds will remain the same.

How the Proxy Solicitation Will Work

Shareholders (your clients) invested in the Funds will be contacted by Computershare, a third party responsible for the proxy solicitation. Computershare offers four convenient ways shareholders can vote:

1. By telephone

2. Via the Internet

3. By returning the proxy card they receive by mail

4. By participating in the shareholder meeting

Important

Shareholders who take no action may continue to be contacted by Computershare.

The special shareholders’ meeting is expected to occur on or about June 18, 2025. No assurance can be given that shareholders will approve the proposal.

We appreciate your continued confidence in MFS and welcome the opportunity to discuss these updates in detail. For more information, please reach out to your MFS relationship manager or sales contact(s) at 1-800- 343-2829. Shareholders may contact their investment professional or view the Fund’s updated prospectus or summary prospectus online at mfs.com.

VIEW PROXY INSTRUCTIONS* (*Live April 4th)	DOWNLOAD THIS NOTICE FOR REFERENCE

FOR INVESTMENT PROFESSIONAL AND INSTITUTIONAL USE ONLY.

Should not be shown, quoted, or distributed to the public.

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MFS Fund Distributors, Inc., Member SIPC, 111 Huntington Ave, Boston, MA 02199

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